                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Citizens Banking Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[CITIZENS BANKING CORPORATION LOGO]
328 S. Saginaw St.
Flint, Michigan 48502



                                                   THOMAS W. GALLAGHER
                                                   General Counsel and Secretary


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 2004

To the Shareholders of Citizens Banking Corporation:

         Notice is hereby given that the annual meeting of shareholders of Citizens Banking Corporation (the "Corporation") will be held in the Presidential Ball Room located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Thursday, April 22, 2004, at 10:00 a.m., local time, for the following purposes:

         (1) To elect one (1) director of the Corporation to serve as a director in Class II and to elect four (4) directors of the Corporation to serve as directors in Class III for two (2) year and (3) year terms, respectively, and until their successors shall be elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED.


         Shareholders of record of the Corporation's common stock outstanding at the close of business on February 27, 2004 are entitled to notice of and to vote at the meeting.

         You are invited to attend this meeting. Please date, sign and return your proxy promptly in the enclosed, stamped envelope whether or not you plan to be present at the meeting. In the alternative you may vote via the Internet or by telephone by following the procedures set forth on the enclosed proxy card. You may still vote in person if you attend the meeting and are a shareholder of record or have a legal proxy from a shareholder of record.


                                              By Order of the Board of Directors


                                              /s/ Thomas W. Gallagher
                                              Thomas W. Gallagher
                                              General Counsel and Secretary



Flint, Michigan
March 16, 2004

[CITIZENS BANKING CORPORTATION LOGO]



                          Citizens Banking Corporation
                            328 South Saginaw Street
                              Flint, Michigan 48502

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Banking Corporation (the "Corporation") to be used at the annual meeting of shareholders of the Corporation and any adjournments thereof. The annual meeting will be held on April 22, 2004 at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders.

         This proxy statement, the proxy and the notice of annual meeting of shareholders are first being provided to shareholders on or about March 16, 2004.

         The shareholders of the common stock of the Corporation ("Common Stock") as of the close of business on February 27, 2004 will be entitled to be present and to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon at the meeting. On February 27, 2004, there were 43,367,509 shares of Common Stock outstanding and entitled to vote. The Corporation has no other class of stock issued and outstanding at this time that is entitled to vote at the meeting. The board of directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to give their voting instructions and confirm that shareholders' instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the enclosed proxy card. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any proxy or prior Internet or telephone vote may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the secretary of the Corporation, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the annual meeting.

         THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED THEREIN AND WHERE NO INSTRUCTIONS ARE GIVEN, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE CLASS II AND CLASS III NOMINEES IDENTIFIED HEREIN. Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" are included. Withheld votes are counted only for purposes of determining whether a quorum is present at the annual meeting.

         The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. The Corporation has, however, retained the firm of Georgeson Shareholder Communications, Inc., specialists in proxy solicitation, to solicit proxies on its behalf from brokers, bank nominees, and other institutional holders of its stock at an anticipated cost of $8,500 plus certain out-of-pocket expenses. Proxies may also be solicited by directors, officers and other employees of the Corporation and its subsidiaries personally, and by telephone, facsimile, or other means. No additional compensation will be paid to directors, officers, or employees for any such solicitation nor is any such solicitation expected to result in more than a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by them and to obtain authorization for the execution of proxies. The Corporation may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

         The persons named in the proxy to represent shareholders who are present by proxy at the meeting are Joseph P. Day and Lawrence O. Erickson.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below includes all of the shareholders of the Corporation known by the Corporation to beneficially own more than five percent of its Common Stock as of February 27, 2004.


                                                                                                                          COMMON
                                                                                                                          STOCK
                                                                                                                       BENEFICIALLY
                                                                                                                        OWNED AS A
                                                                                                                        PERCENTAGE
                          COMMON STOCK            INVESTMENT POWER                          VOTING POWER                     OF
 NAME AND ADDRESS OF      BENEFICIALLY   --------------------------------      ----------------------------------      OUTSTANDING
   BENEFICIAL OWNER          OWNED           SOLE        SHARED     NONE            SOLE        SHARED       NONE       COMMON STOCK

CenTra, Inc.
12225 Stephens
Warren, Michigan
48089(1)                    3,150,545      3,017,316      133,229     -0-         3,017,316       133,229      -0-          7.26%

Citizens Bank Wealth
Management, N.A.
328 S. Saginaw St.
Flint, Michigan
48502(2)                    2,734,163        864,093      601,924  1,268,146      1,246,312     1,367,448    120,403        6.30%

-------------------

(1) The information furnished for CenTra, Inc. is based upon data which have been supplied to the Corporation by CenTra, Inc. As set forth in the table, CenTra, Inc. shares investment and voting power with respect to 133,229 shares. Such powers are shared with the Manuel J. Moroun Trust under agreement dated March 4, 1977, for the benefit of Manuel J. Moroun.

(2) As fiduciary, Citizens Bank Wealth Management, N.A., a wholly owned subsidiary of the Corporation, will not vote the shares held by it in trusts or estates unless the governing document requires Citizens Bank Wealth Management, N.A. to exercise such power. In this regard the 1,268,146 shares held in trust for the benefit of persons participating in the Corporation's Section 401(k) Plan which are included in the shared voting power column will be voted by Citizens Bank Wealth Management, N.A. as trustee in the exercise of its fiduciary discretion if the participant fails to direct Citizens Bank Wealth Management, N.A. on how to vote the shares pursuant to the requirements of the Plan and Department of Labor regulations. Shares held in all other trusts or estates shall not be voted unless a co-fiduciary unrelated to Citizens Bank Wealth Management, N.A. votes the shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of the Corporation's Common Stock beneficially owned as of February 27, 2004, together with the percentage of the outstanding shares which such ownership represents, by (i) each director and nominee for election to the board of directors, (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation" and (iii) all directors and executive officers of the Corporation as a group. The information with respect to directors and executive officers has been obtained from the respective individuals and is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission") under which a person may be deemed to be the beneficial owner of a security if such person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within the next 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements.



                                                                                                          COMMON STOCK BENEFICIALLY
                                        COMMON STOCK          SOLE VOTING AND       SHARED VOTING AND      OWNED AS A PERCENTAGE OF
              NAME                  BENEFICIALLY OWNED(1)    DISPOSITIVE POWER(1)   DISPOSITIVE POWER      OUTSTANDING COMMON STOCK

Edward P. Abbott                             22,168                  22,168                   -0-                       *
Lizabeth A. Ardisana(2)                          -0-                     -0-                   -0-                      *
Jonathan E. Burroughs II(3)                 290,040                 244,132                45,908                       *
Charles D. Christy(4)                         8,300                   5,000                 3,300                       *
Joseph P. Day                                10,000                   6,500                 3,500                       *
Richard J. Dolinski                           4,500                   4,500                   -0-                       *
Lawrence O. Erickson                        459,818                   6,475               453,343                     1.06%
William R. Hartman(5)                        69,750                  69,750                   -0-                       *
Benjamin W. Laird                             4,530                   4,530                   -0-                       *
Stephen J. Lazaroff                          27,428                  27,428                   -0-                       *
Randall J. Peterson                          10,200                  10,000                   200                       *
Wayne G. Schaeffer                           81,064                  70,826                10,238                       *
John D. Schwab                               17,189                  17,189                   -0-                       *
William C. Shedd                             12,785                  12,785                   -0-                       *
Kendall B. Williams                           9,527                   6,430                  3097                       *
James L. Wolohan(6)                          22,191                  10,500                11,691                       *
All directors and executive
officers as a group (25) (7)               1,171,870                 632,995               538,875                    2.70%

     * Represents holdings of less than one percent.

     (1)Included in the number of shares beneficially owned, are the following shares that the directors and officers listed in the table have the right to purchase pursuant to options which are exercisable currently or become exercisable within the next 60 days: Edward P. Abbott -- 4,500; Lizabeth Ardisana -- 0; Jonathan E. Burroughs -- 6,000; Charles D. Christy -- 0; Joseph P. Day 6,000; Richard J. Dolinski -- 3,000; Lawrence O. Erickson -- 6,000; William R. Hartman -- 6,750; Benjamin W. Laird -- 1,500; Stephen J. Lazaroff -- 3,000; Randall J. Peterson -- 10,000; Wayne G. Schaeffer -- 70,556; John D. Schwab -- 13,000; William C. Shedd -- 4,500; Kendall B. Williams -- 4,500; James L. Wolohan -- 4,500.

     (2) Ms. Ardisana was appointed to the board of directors on March 16, 2004.

     (3) The shares shown for Mr. Burroughs include 38,050 shares held in the Burroughs' Memorial Trust, for which Mr. Burroughs is one of five trustees. Mr. Burroughs disclaims beneficial ownership of such shares.

     (4) The shares shown for Mr. Christy include 5,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation. The transfer restrictions on 1,000 of these shares lapsed on December 3, 2002 and on September 3, 2003 the transfer restrictions on an additional 1000 shares lapsed. In general, assuming his continued employment, the transfer restrictions on the remaining 3,000 shares will lapse at the rate of 1,000 shares per year on September 3 of each of the next three years.

     (5) The shares shown for Mr. Hartman include 20,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation. The transfer restrictions on 4,000 of these shares lapsed on May 25, 2002. On February 25, 2003 and on February 25, 2004 the transfer restrictions on an additional 4,000 of the shares lapsed for each of the two years. In general, assuming his continued employment, the transfer restrictions on the remaining 8,000 shares will lapse at the rate of 4,000 shares per year on February 25 of each of the next two years.

     (6) The shares shown for Mr. Wolohan include 11,691 shares held by the Wolohan Family Foundation, of which Mr. Wolohan is a trustee. Mr. Wolohan disclaims beneficial ownership of such shares.

     (7) The directors and executive officers disclaim beneficial ownership of 85,921 of these shares. See also notes 3 and 6.

                              ELECTION OF DIRECTORS

         In accordance with the Corporation's restated articles of incorporation, the board of directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes will expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The directors whose terms expire at the 2004 annual meeting of shareholders ("Class III directors") are Richard
J. Dolinski, William R. Hartman, Stephen J. Lazaroff, William C. Shedd and Kendall B. Williams. Four nominees will be elected as Class III directors at the 2004 annual meeting of shareholders and one director will be elected as a Class II director. The board of directors has nominated Messrs. Dolinski, Hartman, Lazaroff and Williams for election as Class III directors and Mr. Shedd for election as a Class II director. The term for the Class III directors will expire at the 2007 annual meeting of shareholders and the term for the Class II director will expire at the 2006 annual meeting of shareholders and, in each case, upon the election and qualification of their successors. If any of the nominees should be unable to serve, the board of directors may choose to nominate a replacement candidate or the number of directors elected will be automatically reduced by the number of nominees unable to serve. If the board of directors chooses to nominate a replacement candidate then the proxies may be voted for the election of such other person or persons as the board of directors may recommend.

         On the basis of information presently available to the board of directors, only the five persons named above as nominees will be nominated for election as directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

         The name and age of each nominee and incumbent director, positions and offices currently held with the Corporation and its subsidiaries, his or her five-year business experience, and the year each became a director of the Corporation, according to information furnished by such nominees and incumbent directors, are set forth below.

NOMINEES

                                                                                           BUSINESS EXPERIENCE DURING THE
                                                                                           PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED        IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS    PRINCIPAL OCCUPATION IF OTHER
                                         POSITIONS AND OFFICES WITH      A DIRECTOR OF      THAN CURRENT POSITION WITH
        NAME                   AGE    CORPORATION AND ITS SUBSIDIARIES    CORPORATION     CORPORATION AND ITS SUBSIDIARIES

Richard J. Dolinski            63     Director of Corporation;                2001        President and Chief Executive
                                      Director of Citizens Bank and                       Officer, Dolinski Associates, Inc.,
                                      Director of Citizens Bank                           a management consulting firm.
                                      Wealth Management, N.A.

                                                                                           BUSINESS EXPERIENCE DURING THE
                                                                                           PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED        IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS    PRINCIPAL OCCUPATION IF OTHER
                                         POSITIONS AND OFFICES WITH      A DIRECTOR OF      THAN CURRENT POSITION WITH
        NAME                   AGE    CORPORATION AND ITS SUBSIDIARIES    CORPORATION     CORPORATION AND ITS SUBSIDIARIES

William R. Hartman             55     Chairman, President and Chief           2002        Chairman of Corporation from January
                                      Executive Officer of                                2003 to present. President and Chief
                                      Corporation and of Citizens                         Executive Officer of Corporation and
                                      Bank; and Chairman of Citizens                      Chairman, President and Chief
                                      Bank Wealth Management, N.A.                        Executive Officer of Citizens Bank
                                                                                          from February 2002 to present.
                                                                                          Chairman of Citizens Bank Wealth
                                                                                          Management, N.A. from June 2002 to
                                                                                          present.  Chairman, President and
                                                                                          Chief Executive Officer, Bank One,
                                                                                          N.A.-Ohio and Kentucky from May 2000
                                                                                          to February 2002.  Chairman,
                                                                                          President and Chief Executive
                                                                                          Officer, Bank One, Kentucky, N.A.
                                                                                          from January 1997 to May 2000.

Stephen J. Lazaroff            50     Director of Corporation and             1997        President, Diversified Precision
                                      Director of Citizens Bank.                          Products, Inc., a special cutting
                                                                                          tool manufacturer serving the
                                                                                          automotive and hydraulic fittings
                                                                                          industries.

William C. Shedd               65     Director of Corporation;                1982        Member of the law firm Shedd, Fraiser
                                      Director of Citizens Bank and                       & Grossman, PLLC from November 2001
                                      Director of Citizens Bank                           to present.  Of counsel to the law
                                      Wealth Management, N.A.                             firm of Winegarden, Shedd, Haley,
                                                                                          Lindholm & Robertson, PLC from December
                                                                                          1999 to November 2001. Previously an
                                                                                          attorney and partner with such firm.

Kendall B. Williams            51     Director of Corporation and             1992        Attorney and Counselor,
                                      Director of Citizens Bank.                          The Williams Firm, P.C.

CLASS I CONTINUING DIRECTORS -- TERM EXPIRING IN 2005


                                                                                             BUSINESS EXPERIENCE DURING THE
                                                                                             PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED           IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS       PRINCIPAL OCCUPATION IF OTHER
                                         POSITIONS AND OFFICES WITH      A DIRECTOR OF         THAN CURRENT POSITION WITH
        NAME                   AGE    CORPORATION AND ITS SUBSIDIARIES    CORPORATION       CORPORATION AND ITS SUBSIDIARIES

Edward P. Abbott               64     Director of Corporation and             1982        President and Chief Executive
                                      Director of Citizens Bank.                          Officer, Abbott's Meat, Inc., a
                                                                                          wholesale and retail meat
                                                                                          distributor.
Lizabeth A. Ardisana           52     Director of Corporation and             2004        Chief Executive Officer and owner of
                                      Director of Citizens Bank.                          ASG Renaissance, a technical and
                                                                                          communication services firm.

Jonathan E.                    61     Director of Corporation;                1986        President, JEB Enterprises, an
    Burroughs II                      Director of Citizens Bank and                       investment consulting firm.
                                      Director of Citizens Bank
                                      Wealth Management, N.A.

Lawrence O. Erickson           68     Director of Corporation and             1993        Chief Executive Officer, Four-Way
                                      Director of Citizens Bank.                          Tool & Die, Inc., an engineering
                                                                                          consulting firm for metal stamping
                                                                                          fabrication and tool manufacturing.

CLASS II CONTINUING DIRECTORS -- TERM EXPIRING IN 2006




                                                                                              BUSINESS EXPERIENCE DURING THE
                                                                                              PAST FIVE YEARS, DIRECTORSHIPS
                                                                             SERVED            IN CERTAIN CORPORATIONS, AND
                                                                        CONTINUOUSLY AS       PRINCIPAL OCCUPATION IF OTHER
                                        POSITIONS AND OFFICES WITH       A DIRECTOR OF          THAN CURRENT POSITION WITH
         NAME                 AGE    CORPORATION AND ITS SUBSIDIARIES     CORPORATION        CORPORATION AND ITS SUBSIDIARIES

Joseph P. Day                  64    Director of Corporation;                 1992        President, Banner Engineering &
                                     Director of Citizens Bank and                        Sales, Inc., a combustion engineering
                                     Director of Citizens Bank Wealth                     and manufacturing firm.
                                     Management, N.A.
Benjamin W. Laird              54    Director of Corporation and              2001        Attorney, Godfrey & Kahn, S.C.
                                     Director of Citizens Bank.

James L. Wolohan               52    Director of Corporation;                 1997        Chairman, President and Chief
                                     Director of Citizens Bank.                           Executive Officer of Wolohan Lumber
                                                                                          Co., a retailer of lumber, building
                                                                                          materials and home improvement
                                                                                          products.

MEETINGS OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2003, eight meetings of the board of directors of the Corporation were held. During such period, all incumbent directors attended at least 75% of the aggregate of the number of meetings of the board of directors and the number of meetings held by the committees on which they serve.

         The Corporation has several committees on which members of the board of directors serve, including a compensation and human resources committee, a corporate governance and nominating committee, and an audit committee. The audit committee meets quarterly and on call when needed, and the compensation and human resources committee and the corporate governance and nominating committee meet on call. The board of directors has determined that all of the directors, other than Mr. Hartman, including all the committee members, are "independent directors" as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market ("Nasdaq").

         The COMPENSATION AND HUMAN RESOURCES COMMITTEE met five times during 2003 and is currently comprised of the following directors: Kendall B. Williams, chairman; Benjamin W. Laird, vice chairman; Lawrence O. Erickson and Stephen J. Lazaroff. The responsibilities of the committee include approval of all aspects of corporate executive compensation and administration of the Corporation's compensation and benefits plans.

         The CORPORATE GOVERNANCE AND NOMINATING COMMITTEE met four times during 2003 and is currently comprised of the following directors: James L. Wolohan, chairman; Stephen J. Lazaroff, vice chairman; Jonathan E. Burroughs II; Lawrence
O. Erickson; and Benjamin W. Laird. The responsibilities of the committee are: to establish criteria for board and committee membership and to recommend committee appointments; to review candidates qualifications and possible conflicts; to assess contributions of current directors in relation to whether they should be renominated; to ensure that a substantial majority of directors are independent; to review the Corporation's process for providing information to the board of directors; to recommend corporate governance principles to the board of directors; to oversee and evaluate the effectiveness of the board; to determine a desirable balance of expertise among board members; to identify qualified candidates to fill board positions and provide aid in attracting them to the board of directors; to recommend the slate of director nominees to the board of directors for inclusion in the Corporation's proxy statement for election by the shareholders at the annual meetings; to consider director nominees proposed by shareholders; and to handle such other matters as may be properly delegated to the committee by the board of directors. The committee has its own charter, a copy of which is included on the Corporation's website at www.citizensonline.com. The committee uses a number of means to identify director candidates, including requesting recommendations from existing board members and others, hiring an independent search firm or consultant, and considering candidates submitted by shareholders. If the committee hires an independent search firm or consultant, in exchange for a fee such firm or consultant will provide the committee with the names of director candidates that meet criteria established by the committee. When evaluating a director candidate, the committee looks at the candidate's qualifications in light of the needs of the board and the Corporation at that time given the then current mix of director expertise. For a description of procedures for submitting nominations to the committee, see "Shareholder Proposals and Nominees."

         The AUDIT COMMITTEE met eight times during 2003 and is currently comprised of the following directors: Edward P. Abbott, chairman; Richard J. Dolinski, vice chairman; Joseph P. Day; Benjamin W. Laird; William C. Shedd; and James L. Wolohan. The board of directors has determined that each of the members of the committee is "independent," as independence is defined in the applicable Nasdaq rules for audit committee members. The board of directors has also determined that Mr. Wolohan is an "audit committee financial expert" as defined by applicable Commission rules and that each of the audit committee members satisfies all other qualifications for audit committee members set forth in the applicable Nasdaq rules. The responsibilities of the committee are: to oversee the Corporation's financial reporting process and the internal accounting controls for the internal audit function of the Corporation and its subsidiaries; to appoint, compensate, oversee, evaluate and replace if necessary the external auditors; to approve in advance all audit services, to ensure that a written statement is received from the external auditors setting forth all relationships with the Corporation; to act as the Qualified Legal Compliance Committee; to review and approve any related party transactions; to review the annual audit plan with the independent auditors and the internal auditors; to oversee the Corporation's legal, compliance, and ethics policies; and to review the results of the internal and independent audits of the Corporation.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the board of directors, the audit committee of the board of directors (the "Audit Committee") assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. A copy of the Audit Committee's charter is attached to this proxy statement as Appendix A.

         The Audit Committee received and reviewed a statement from the independent auditors describing all relationships between the auditors and the Corporation that might bear on the auditors' independence, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

         The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2003 with management and the independent auditors.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent auditors to serve as such for 2004.

         The Audit Committee of the Board of Directors:
         Edward P. Abbott, Chairman
         Richard J. Dolinski, Vice Chairman
         Joseph P. Day
         Benjamin W. Laird
         William C. Shedd
         James L. Wolohan

ANNUAL MEETING ATTENDANCE

         The Corporation encourages all members of its board of directors to attend the annual shareholders meetings but it has not adopted a formal policy requiring the same. All of the members of the board of directors of the Corporation who were directors at the time of the 2003 annual meeting of shareholders attended such meeting.

COMPENSATION OF DIRECTORS

         During 2003, directors of the Corporation were paid an annual retainer of $15,000 plus the sum of $1,500 for attendance at each meeting of the board of directors. Nonemployee directors were paid $1,000 for each committee meeting attended with the exception of the committee chairpersons who were paid $1,500. Committee members who are also employees of the Corporation do not receive fees for committee meeting attendance. In addition, each nonemployee director serving on the board of directors on May 29, 2003 received, pursuant to the Stock Compensation Plan, a grant of a non-qualified stock option to purchase 2,500 shares of Common Stock at an exercise price of $26.01, which was the fair market value per share of Common Stock on the date of grant. Each such option has a term of ten years and becomes exercisable at the rate of 20% per year with the option being fully exercisable after five years. Also, directors may participate in the Directors Deferred Compensation Plan. Pursuant to the provisions of this plan, directors may elect to defer up to 100% of their retainer, meeting and committee fees until such time as they cease all of their directorships with the Corporation and its subsidiaries or until the plan is terminated. No additional compensation is paid pursuant to this plan, however.

EXECUTIVE OFFICERS

         The following information is provided for those officers currently designated as executive officers by the Corporation's board of directors and includes the president, chief financial officer, controller, and secretary of the Corporation, officers of the Corporation who are in charge of principal business units, divisions or functions, and officers of the Corporation or its subsidiaries who perform significant policy making functions for the Corporation.

                                                                                                  YEAR BECAME
                                                                                             EXECUTIVE OFFICER OF
        NAME                      AGE              FIVE-YEAR BUSINESS EXPERIENCE                THE CORPORATION

Marilyn K. Allor                  58     Senior Vice President and Director of Human                   2002
                                         Resources of Corporation and of Citizens Bank
                                         (June 1996 to present).

Daniel E. Bekemeier               47     Senior Vice President and Chief Accounting                    1996
                                         Officer of Corporation (April 2001 to present);
                                         Senior Vice President and Controller of Citizens
                                         Bank (April 1995 to present); Treasurer and
                                         Manager of Citizens Bank Consumer Finance, LLC
                                         (September 2000 to present); Treasurer and
                                         Manager of Citizens Bank Mortgage Company, LLC
                                         and its predecessor (October 1997 to present).

Charles D. Christy                46     Executive Vice President and Chief Financial                  2002
                                         Officer of Corporation and of Citizens Bank
                                         (September 2002 to present); Director of
                                         Strategy and Acquisitions-Investment Management
                                         Group, Bank One Corporation (January 2002 to
                                         August 2002); Treasurer-Retail Line of Business,
                                         Bank One Corporation (January 2000 to January
                                         2002); Executive Vice President and Chief
                                         Financial Officer-Consumer Financial Services
                                         Division, Bank One Corporation (March 1997 to
                                         January 2000).

Roy A. Eon                        52     Executive Vice President and Manager of                       2002
                                         Operations and Technology of Corporation and of
                                         Citizens Bank (August 2002 to present); Manager
                                         of Operations and Technology, First Merchants
                                         Corporation (November 2001 to August 2002);
                                         Operations Manager, One Valley Bank Corporation
                                         (December 1999 to November 2001); National
                                         Deposit Operations Manager, Bank One Corporation
                                         (January 1997 to December 1999).


                                                                                                  YEAR BECAME
                                                                                             EXECUTIVE OFFICER OF
        NAME                      AGE              FIVE-YEAR BUSINESS EXPERIENCE                THE CORPORATION

Thomas W. Gallagher               51     General Counsel of Corporation (August 1988 to                1989
                                         present); Secretary of Corporation (January 1989
                                         to present); General Counsel and Secretary of
                                         Citizens Bank (August 1988 to present);
                                         Secretary and Manager of Citizens Bank Consumer
                                         Finance, LLC (September 2000 to present);
                                         Secretary and Manager of Citizens Bank Mortgage
                                         Company, LLC (October 1997 to present).

William R. Hartman                55     Chairman of Corporation (January 2003 to                      2002
                                         present); President and Chief Executive Officer
                                         of Corporation and Chairman, President and Chief
                                         Executive Officer of Citizens Bank (February
                                         2002 to present); Chairman, Citizens Bank Wealth
                                         Management, N.A. (June 2002 to present);
                                         Chairman, President and Chief Executive Officer,
                                         Bank One-Ohio, N.A. and Bank One-Kentucky, N.A.
                                         (May 2000 to February 2002); Chairman, President
                                         and Chief Executive Officer, Bank One-Kentucky,
                                         N.A. (January 1997 to May 2000).

Wendy K. Hemingway                38     Senior Vice President and Director of Commercial              2003
                                         Products and Sales of Corporation (August 2003
                                         to present); Vice President and Treasury
                                         Director/Director of Public Funds of Fifth Third
                                         Bank (April 1999 to July 2003); Treasury Sales
                                         Manager of National City Bank (May 1994 to April
                                         1999).

Richard J. Mitsdarfer             55     Senior Vice President and General Auditor of                  2002
                                         Corporation (August 1990 to present);
                                         Senior Vice President and General
                                         Auditor of Citizens Bank (July 1987 to
                                         present).

Randall J. Peterson               58     Executive Vice President of Corporation;                      2003
                                         Chairman, President and Chief Executive Officer
                                         of F&M Bank-Wisconsin; Chairman of F&M
                                         Bank-Iowa; and Chairman of Citizens
                                         Bank-Illinois, N.A. (April 2003 to present);
                                         Consultant to Halron Oil Co., Inc. (February
                                         2002 to April 2003); President and Chief
                                         Executive Officer of Associated Bank Green Bay
                                         and Executive Vice President of Associated
                                         Banc-Corp. (December 1998 to January 2002).

                                                                                                  YEAR BECAME
                                                                                             EXECUTIVE OFFICER OF
        NAME                      AGE              FIVE-YEAR BUSINESS EXPERIENCE                THE CORPORATION

Logan M. Pichel                   39     Senior Vice President and Head of Retail                      2004
                                         Delivery of Corporation (November 2002 to
                                         present); Administrative Vice President and
                                         Regional Sales Manager for the retail bank of
                                         M&T Bank (October 2000 to October 2002); Vice
                                         President, Consumer Direct Mortgage Originations
                                         of M&T Mortgage Corporation (January 1994 to
                                         September 2000).

Clinton A. Sampson                58     Executive Vice President and Regional Chairman                2003
                                         of Corporation (November 2003 to present);
                                         President, Northeast Ohio Region of Bank One
                                         Corporation (December 2002 to October 2003);
                                         President, Cleveland Market of Bank One
                                         Corporation (September 1999 to December 2002).

Wayne G. Schaeffer                57     Executive Vice President of Corporation                       1987
                                         (December 1993 to present); Executive Vice
                                         President-Consumer Banking of Citizens Bank
                                         (June 2002 to present); President-South East
                                         Region of Citizens Bank (June 1996 to June
                                         2002); President and Manager of Citizens Bank
                                         Consumer Finance, LLC (September 2000 to
                                         present).

James A. Schmelter                41     Executive Vice President of Corporation and                   2003
                                         President of Citizens Bank Wealth Management,
                                         N.A. (September 2003 to present); Market
                                         Business Manager, Private Client Sales of Bank
                                         One Corporation (August 2001 to August 2003);
                                         First Vice President, Commercial Banking of Bank
                                         One Corporation (January 1999 to July 2001).

John D. Schwab                    59     Executive Vice President and Chief Credit                     2002
                                         Officer of Corporation and of Citizens Bank
                                         (November 2002 to present); Senior Vice
                                         President and Senior Credit Officer of Bank One
                                         Corporation (November 1998 to July 2002); Senior
                                         Vice President and Chief Credit Officer of
                                         Regional Bank, First Chicago NBD (July 1997 to
                                         November 1998).


CODE OF ETHICS

         The Corporation has a code of ethics that applies to all of its employees and its directors. The code of ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted on the Corporation's website at www.citizensonline.com. In the future, to the extent any waiver is granted with respect to the code of ethics that requires disclosure under applicable Commission rules, such waiver will be posted on the website at the address specified above.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation who were serving as such at December 31, 2003 (the "Named Officers") for each of the last three calendar years:

                           SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------------
                                                  ANNUAL COMPENSATION               LONG TERM COMPENSATION


                                                                                  ---------------------------
                                                                                            AWARDS
                                        ------------ ----------- ---------------- ------------- -------------
                                                                   OTHER ANNUAL     RESTRICTED    SECURITIES      ALL OTHER
 NAME AND PRINCIPAL             YEAR     SALARY ($)   BONUS ($)    COMPENSATION       STOCK       UNDERLYING    COMPENSATION(1)
        POSITION                                                        ($)         AWARDS ($)     OPTIONS/          ($)
                                                                                                   SARS(#)
-------------------------------------------------------------------------------------------------------------------------------
 William R. Hartman             2003      571,154      292,214                                      225,000        41,402
 Chairman, President and        2002      442,211       20,000(4)       72,420(5)     27,862(6)     225,000        61,575
 Chief Executive Officer(2)
------------------------------ -------- ------------ ----------- ---------------- ------------- ------------- -----------------
Charles D. Christy              2003      260,000      101,640                                       25,000        10,278
Executive Vice President        2002       83,000      130,000(7)       94,863(8)      5,000(9)      85,000       131,499
and Chief Financial Officer(3)
------------------------------ -------- ------------ ----------- ---------------- ------------- ------------- -----------------
Wayne G. Schaeffer              2003      236,385       93,821                                       22,000        12,681
Executive Vice President        2002      227,832        - 0 -                                       20,000         9,916
                                2001      200,707       65,516                                       27,400         8,651
------------------------------ -------- ------------ ----------- ---------------- ------------- ------------- -----------------
John D. Schwab                  2003      225,961       89,913                                       22,000        42,344
Executive Vice President        2002       28,557       50,000(11)                                   65,000           238
& Chief Credit Officer (10)
------------------------------ -------- ------------ ----------- ---------------- ------------- ------------- -----------------
Randall J. Peterson             2003      159,923       93,601(13)                                   68,000         4,084
Executive Vice President
& Regional Chairman,
Wisconsin, Iowa, Illinois(12)
------------------------------ -------- ------------ ----------- ---------------- ------------- ------------- -----------------


(1) The amounts set forth in the "All Other Compensation" column for 2003 represent: (i) matching contributions on behalf of each of the Named Officers to the Corporation's Section 401(k) Plan in the amount of $10,500, except for Messrs. Christy and Peterson whose matching contributions were $9,000 and $2,221 respectively; (ii) insurance payments with respect to term life insurance as follows: Mr. Hartman $4,902, Mr. Christy $1,278, Mr. Schaeffer $2,181, Mr. Schwab $3,955 and Mr. Peterson $1,863; and (iii) director fees in the amount of $26,000 paid to Mr. Hartman for services as a director of the Corporation.; and
(iv) relocation assistance for Mr. Schwab in the amount of $27,889.

(2) Mr. Hartman was hired by the Corporation in February 2002.

(3) Mr. Christy was hired by the Corporation in September 2002.

(4) Represents a relocation bonus paid to Mr. Hartman as required by his employment agreement upon relocating his residence near the Corporation's headquarters to reimburse him for legal and other professional expenses incurred by him in connection with his acceptance of the position of president and chief executive officer of the Corporation.

(5) The amount in the table represents (i) a country club initiation fee and annual dues of $44,900, (ii) an automobile allowance and related expenses of $17,028 incurred in connection with the discontinuation of the Corporation's automobile program, and (iii) a tax gross up of $10,492 associated with relocation benefits paid.

(6) The shares shown for Mr. Hartman include 20,000 shares which were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as president and chief executive officer of the Corporation. The transfer restrictions on 4,000 of these shares lapsed on May 25, 2002. On each of February 25, 2003 and on February 25, 2004, the transfer restrictions on an additional 4,000 of the shares lapsed. Assuming his continued employment, the transfer restrictions on the remaining 8,000 shares will lapse at the rate of 4,000 shares per year on February 25 of each of the next two years. In addition, Mr. Hartman voluntarily relinquished his right to receive a guaranteed cash bonus in the amount of $200,000 pursuant to the provisions of his employment agreement. In lieu of the bonus, Mr. Hartman received a grant of 7,862 shares of Common Stock (which had a fair market value of $200,000 on the date of grant). The Common Stock is not permitted to be sold as long as he remains employed by the Corporation. At December 31, 2003, Mr. Hartman held 19,862 shares of restricted stock of the Corporation. Such shares are valued at $649,884 as of such date based on the closing price as quoted on the Nasdaq National Market. Mr. Hartman is entitled to vote the restricted stock and to receive dividends thereon.

(7) Represents a signing bonus paid to Mr. Christy in connection with his hiring and relocation to Michigan.

(8) The amount in the table represents (i) a country club initiation fee of $42,500 and (ii) a tax gross up of $52,363 associated with relocation benefits paid.

(9) The shares shown for Mr. Christy were awarded to him as restricted shares under the Corporation's Stock Compensation Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation. The transfer restrictions on 1,000 of these shares lapsed on December 3, 2002 and on September 3, 2003, the transfer restrictions on an additional 1,000 of the shares lapsed. Assuming his continued employment, the transfer restrictions on the remaining 3,000 shares will lapse at the rate of 1,000 shares per year on September 3 of each of the next three years. At December 31, 2003, Mr. Christy held 3,000 shares of restricted stock of the Corporation. Such shares are valued at $98,160 as of such date based on the closing price as quoted on the Nasdaq National Market. Mr. Christy is entitled to vote the restricted stock and to receive dividends thereon.

(10) Mr. Schwab was hired by the Corporation in November 2002.

(11) Represents a signing bonus paid to Mr. Schwab in connection with his hiring by the Corporation.

(12) Mr. Peterson was hired by the Corporation in April 2003.

(13) Of the $93,601 bonus figure shown for Mr. Peterson, $25,000 represents a signing bonus.

STOCK OPTION GRANTS

         The following table contains information concerning the grant of stock options under the Corporation's Stock Compensation Plan to the Named Officers during 2003.


-------------------------------------------------------------------------------------------------------------------
                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS(1)

-----------------------------------------------------------------------------------

                         NUMBER OF       % OF TOTAL
                        SECURITIES        OPTIONS/                                         POTENTIAL REALIZABLE
                        UNDERLYING          SARS                                         VALUE AT ASSUMED ANNUAL
                          OPTIONS        GRANTED TO        EXERCISE OR                     RATE OF STOCK PRICE
                           /SARS        EMPLOYEES IN       BASE PRICE      EXPIRATION        APPRECIATION FOR
        NAME            GRANTED (#)      FISCAL YEAR         ($/SH)           DATE               OPTION TERM(2)
                                                                                          ------------------------
                                                                                             5%($)         10%($)
------------------------------------------------------------------------------------------------------------------

W.R. Hartman             225,000           18.33%             26.01            5/29/13    3,680,449      9,326,979

C.D. Christy              25,000            2.04%             26.01            5/29/13      408,939      1,036,331

W.G. Schaeffer            22,000            1.79%             26.01            5/29/13      359,866        911,971

J.D. Schwab               22,000            1.79%             26.01            5/29/13      359,866        911,971

R. J. Peterson            50,000            4.07%             23.10             4/7/13      726,373      1,840,773
                          18,000            1.47%             26.01            5/29/13      294,436        746,158
------------------------------------------------------------------------------------------------------------------


(1) These stock options are nonqualified stock options and, except for 50,000 of the stock options granted to Mr. Peterson, were granted on May 29, 2003 pursuant to the Corporation's Stock Compensation Plan. The 50,000 stock options granted to Mr. Peterson were granted on April 7, 2003 in connection with the commencement of his employment. All of the options granted are exercisable in whole or in part during the term thereof once vested. Generally, such options will become vested at the rate of 20% per year and will become 100% vested after 5 years from the date of grant. In the event of a change in control of the Corporation, the options granted to all Named Officers will immediately become exercisable in full.

(2) Such "potential realizable values" represent the value of such options at the end of their term, assuming a 5% and 10% appreciation in the price of the Common Stock compounded annually over the term without discounting for inflation. The actual value of such options is dependent upon actual appreciation in the market price of the Common Stock during the term of the options.

OPTION/SAR EXERCISES AND HOLDINGS

         The following table provides information, with respect to the Named Officers, about the unexercised options and stock appreciation rights held as of the end of 2003. None of the Named Officers exercised any options or stock appreciation rights during 2003.

--------------------------------------------------------------------------------------
                           NUMBER OF SECURITIES
                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                          OPTIONS/SARS AT FISCAL            MONEY OPTIONS/SARS AT
       NAME                       YEAR END (#)             FISCAL YEAR END ($)(1)
                     ---------------------------------  -------------------------------
                        EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------
W.R. Hartman               6,750           443,250           4,928      1,669,072
C.D. Christy                 -0-           110,000             -0-        755,100
W.G. Schaeffer           103,256            93,594         965,150        647,473
J. D. Schwab              13,000            74,000          98,930        543,340
R.J. Peterson                -0-            68,000             -0-        601,780

--------------------------------------------------------------------------------------


(1) The value set forth in the table was calculated by subtracting the exercise price of the options from the closing price of the Common Stock at year end and then multiplying the difference by the number of shares subject to such options.



PENSION PLANS

         Effective January 1, 2002, the Corporation's final average pay defined benefit pension plan was changed to a cash balance defined benefit pension plan. Although benefits earned through December 31, 2001 under the final pay pension plan are protected as minimum benefits and participants have a five-year window to elect either old or new benefits, all future benefits otherwise will be earned under the cash balance pension plan. Certain of the Named Officers also have supplemental retirement arrangements. These programs are described below.

         FINAL AVERAGE PAY PENSION PLAN. Under the old final average pay pension plan, retirement benefits payable as a life annuity at the normal retirement age of 65 were based on a participant's average monthly compensation and years of service. Compensation was averaged over the 60 consecutive months of the participant's last 120 months in which he or she received the greatest amount. Compensation was defined as the participant's base salary, exclusive of bonuses, overtime, and fringe benefits, but included the participant's 401(k) salary reduction contributions. Annual compensation over the federal tax law limit was not considered. Benefits were not subject to offset for Social Security or other benefits.

         The following table shows the estimated annual pension benefits payable to the Named Officers at normal retirement age under the final average pay pension plan, based on remuneration that is covered under the plan, years of service with the Corporation and its subsidiaries, and cessation of accruals as of December 31, 2001.


                                       PENSION PLAN TABLE

------------------------------------------------------------------------------------------------

                                              YEARS OF CREDITED SERVICE
    REMUNERATION
                             15            20             25             30               35
------------------------------------------------------------------------------------------------
      $125,000            $29,000       $39,000        $49,000         $59,000         $69,000
       150,000             36,000        48,000         60,000          72,000          84,000
       175,000             43,000        57,000         71,000          86,000         100,000
       200,000             50,000        66,000         83,000          99,000         116,000
------------------------------------------------------------------------------------------------



         Mr. Schaeffer is the only Named Officer who participated in this plan. The covered remuneration for Mr. Schaeffer under this plan is $200,000 (the maximum covered amount permitted under federal tax law) and his estimated credited years of service are 19.

         CASH BALANCE PENSION PLAN. As of January 1, 2002, each participant's age 65 lifetime annuity benefit under the final average pay pension plan was converted to a present value amount, based on stated assumptions of life expectancy and interest rates. This amount was then increased by 5% as a special one-time plan inception contribution, yielding each participant's January 1, 2002 opening cash balance in the cash balance pension plan, which is shown on the plan's records as a bookkeeping account.

         At the close of each subsequent year of participation in the plan, an employee's cash balance pension plan account is credited with two amounts. First, there is a credit of 4% of the participant's total compensation earned for the year. For this purpose, compensation includes a participant's base salary, plus bonuses, overtime and taxable fringe benefits, as well as any elective salary reduction contribution made by the participant to the Corporation's 401(k) plan. However, the plan does not consider annual compensation in excess of the federal tax law limit, which was $200,000 for 2003. Participants who were age 35 or older with at least 10 years of service as of December 31, 2001 also received an additional annual transition credit as follows: ages 35-39 0.5%; ages 40-44 1.5%; ages 45-49 2.5%; and ages 50 and older 3.0%. Second, each participant's bookkeeping account as of January 1 of each year is credited with interest at an assumed rate equal to the 30-year U.S. Treasury bond rate in effect for November of the previous year. The rate used for 2003 was 4.96%.

         Participants in the cash balance pension plan are entitled to a lump sum distribution of their accumulated bookkeeping account upon retirement or may elect to have this balance transferred to one of various lifetime annuity options using the plan's stated actuarial assumptions for the age at which payments are to begin. There is no offset for Social Security or other benefits. Estimated lump sum benefits, based on projected future earnings and interest rates, and corresponding annual lifetime annuity amounts, payable at age 65 to each of the Named Officers, are as follows:

------------------------------------------------------------------------------------------------------------------
                                         PROJECTED LUMP SUM BALANCE PLAN       ALTERNATIVE ANNUAL LIFE ANNUITY
                NAME                            BENEFIT AT AGE 65                     BENEFIT AT AGE 65
------------------------------------------------------------------------------------------------------------------
W.R. Hartman                                         $142,214                              $12,181
C.D. Christy                                         $277,182                              $23,791
W.G. Schaeffer                                       $727,793                              $62,335
J. D. Schwab                                          $67,414                               $5,774
R.J. Peterson                                         $68,056                               $5,829
------------------------------------------------------------------------------------------------------------------

         The Corporation has an agreement with Mr. Hartman, providing that he will be entitled to receive a supplemental benefit from the Corporation if the sum of his pension benefits under the cash balance pension plan described above and Social Security retirement benefits at age 65 do not equal at least 60% of his average annual base salary and bonus over the consecutive 36-month period in which he received the highest compensation during his final 60 months of employment, with appropriate percentage reductions in the event of his retirement before age 65. For Mr. Hartman, this minimum benefit payable annually for life at age 65 is estimated to be $41,847. If Mr. Hartman's pension and Social Security benefits exceed these amounts, no supplemental benefits are payable.

CHANGE IN CONTROL, SEVERANCE AND EMPLOYMENT AGREEMENTS

         The Corporation has change in control agreements with each of the Named Officers. Each agreement provides severance benefits to the Named Officer if there is a change in control of the Corporation and the Named Officer's employment with the Corporation is actually or constructively terminated at any time within three months prior to or on the date of such change in control, or within twenty-four months thereafter. A "change in control" of the Corporation is generally defined as the acquisition by any person or group of 20% or more of the outstanding Common Stock in a transaction which has not been approved by a majority of the board of directors, a liquidation or dissolution of the Corporation, a sale of substantially all of the assets of the Corporation, a merger, consolidation or combination in which the shareholders of the Corporation immediately before such a transaction do not continue to control more than 65% of the voting power of the resulting entity or, under certain circumstances, a change in the majority of the members of the board of directors within a two-year period. A Named Officer's employment is deemed to have been constructively terminated following a change in control if (i) there is a significant reduction in the scope of the Named Officer's authority or in the extent of such Officer's powers, functions, duties or responsibilities, (ii) there is a reduction in the Named Officer's rate of compensation, (iii) fringe benefits are not provided to such Named Officer on a basis commensurate with other executives of the Corporation, or (iv) there are changes in the Named Officer's responsibilities which would require moving such Officer's job location outside of lower Michigan or in the case of Mr. Peterson, outside of the State of Wisconsin.

         Each change in control agreement continues until two years after a change in control of the Corporation and generally provides severance benefits of a lump-sum payment equal to three years' salary and three years' bonus plus medical, dental and life insurance coverage for a period of three years. Further, each change in control agreement provides for additional payments to make the Named Officer whole, on an after-tax basis, for any excise tax imposed by Section 4999 of the Code. Any Named Officer whose employment is terminated and who thereafter receives the benefits provided under such change in control agreement may not, for a period of twenty-four months following termination of employment, accept employment, consult for or otherwise assist any other financial institution which conducts business from a location within fifty (50) miles of any location of the Corporation or its subsidiary banks.

         The Corporation entered into an employment agreement with Mr. Hartman in February 2002 in connection with his appointment as chief executive officer of the Corporation. This agreement was amended and restated in May 2003 (the "Amended Agreement"). The Amended Agreement is for a five year term with automatic one year extensions commencing on the first anniversary date and continuing each year thereafter unless notice of nonrenewal is provided by either of the parties. The Amended Agreement provides for a minimum base salary of $575,000 in 2003 as well as participation in all of the Corporation's executive compensation and benefit plans. If Mr. Hartman's employment is terminated without cause, he is entitled to a lump sum payment equal to five times his current base salary plus his average annual bonus over the preceding five years, and all outstanding options and restricted stock held by him will immediately vest. Mr. Hartman has agreed not to compete with the Corporation during the term of the agreement or for five years after termination.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation and human resources committee (the "Compensation Committee") of the board of directors of the Corporation presently consists of four directors who are not employed by the Corporation and are not eligible to participate in any of the Corporation's benefit plans other than the Stock Compensation Plan and the Directors Deferred Compensation Plan. The following report is submitted by the Compensation Committee.

         OVERVIEW AND PHILOSOPHY. The Compensation Committee, pursuant to authority delegated by the board of directors of the Corporation, is responsible for determining and implementing compensation and benefit systems for executive officers and other employees of the Corporation. The Compensation Committee determines the annual salaries and other compensation for executive officers based upon recommendations from the Corporation's chief executive officer, as well as information from the Corporation's human resources department and independent outside consultants. With respect to the compensation of the Corporation's chief executive officer, in addition to the utilization of the Corporation's human resources department and independent outside consultants, the members of the board of directors also provide input and recommendations. The Compensation Committee's determinations relating to executive compensation are intended to:

         * align the financial interests of the executive officers with the long-term interests of the Corporation's shareholders;

         * attract and retain high performing executive officers to lead the Corporation to greater levels of profitability; and

         * motivate executive officers to attain the Corporation's performance goals by placing a significant portion of such officers' financial reward at risk relative to achievement of Corporate goals.

         In furtherance of these objectives, the compensation package structured for the Corporation's executive officers has three primary components: base compensation (including salary, pension, welfare benefits and perquisites), annual cash bonus awards, which may be made under the Management Incentive Plan ("MIP") or otherwise, for performance during the year, and long term, stock-based compensation generally awarded under the Corporation's Stock Compensation Plan (the "Plan"). This Plan provides for stock-based compensation and is intended to motivate participants and promote the long-term growth and profitable operation of the Corporation.

         BASE COMPENSATION. Given the Compensation Committee's continuing emphasis on performance-based long-term and short-term compensation, base compensation for executive officers has been established by the Compensation Committee at competitive levels based upon information available to the Compensation Committee relating to compensation for corresponding executive positions at peer group financial institutions, with a similar company focus, growth and earnings factors, asset size, and outside investment analyst reviews. Executive officer salaries are evaluated by the Compensation Committee on a periodic basis utilizing information from independent outside compensation consultants, the Corporation's human resources department and the Corporation's chief executive officer. Input from the members of the Corporation's board of directors is utilized with respect to the salary of the chief executive officer. To determine the actual base salary for each executive officer, the Compensation Committee also takes into account individual performance, experience, and unique contributions or needs for certain expertise required by the Corporation.

         Base Compensation of Chief Executive Officer. The Compensation Committee reviewed Mr. Hartman's performance for 2002 in January of 2003 and awarded him a 9.52% merit increase effective January 24, 2003. In support of such increase, the Compensation Committee noted that Mr. Hartman's current base salary was under market according to information supplied to the Compensation Committee by the Corporation's independent outside consultants based on comparative data for peer group financial institutions. Also in support of such increase, the Compensation Committee noted Mr. Hartman's promotion in January of 2003 to the position of chairman of the Corporation's board of directors and the additional responsibilities which accompany that position. The Compensation Committee further cited several accomplishments of Mr. Hartman during 2002, primarily focusing on the following. First, the Committee noted Mr. Hartman's development of a new vision statement for the Corporation and a new strategic plan designed to embrace all of the elements of the vision statement. Second, the Compensation Committee noted Mr. Hartman's aggressive strengthening of the Corporation's management team through his attracting and hiring of seasoned managerial talent from within the financial services industry to fill key positions within the Corporation. Third, the Committee noted Mr. Hartman's oversight in developing a substantially enhanced credit policy and procedures to both streamline the process for granting credit and to improve and strengthen the overall credit quality of the Corporation. Fourth, the Committee observed Mr. Hartman's proactive approach in working with the board of directors to develop and formalize a new and ongoing corporate governance initiative consistent with both the letter and spirit of the Sarbanes-Oxley Act of 2002. Finally, the Committee noted the establishment of "Citizens University" under Mr. Hartman's direction, a program that essentially all employees of the Corporation have completed, which is designed to foster and promote each employee's understanding of the elements of the vision statement.

         BONUS COMPENSATION. All of the Corporation's executive officers participate in the MIP. The MIP is designed to motivate participating officers of the Corporation and its subsidiaries to achieve strategic goals; to strengthen links between pay and performance; and to align management more closely with the interests of shareholders. The amount of an individual's MIP award is a function of (i) the individuals salary, (ii) the "participation rate" established by the Compensation Committee for the individual, and (iii) the performance of the Corporation in terms of net income, return on equity and revenue. The performance factors are weighted so as to place the most emphasis on net income, less on return on equity and less still on revenue. There is a minimum threshold for each performance factor which must be achieved before any bonus will be awarded in connection with that factor. Award payouts increase as the Corporation's net income, return on equity and revenue increase, up to an amount not to exceed 150% of the targeted bonus amount.

         Chief Executive Officer Award. The bonus earned by Mr. Hartman in 2003 was awarded to him under the MIP and the amount was calculated in the manner described above which was approximately 78% of the targeted bonus amount.

         LONG-TERM STOCK-BASED COMPENSATION. The Corporation's Stock Compensation Plan provides for a variety of different types of compensation arrangements, such as stock options, restricted stock and stock appreciation rights, which increase in value as the value of the Common Stock increases. The purpose of these and similar long-term compensation arrangements is to more closely align the financial interests of executive officers and other key employees with the long-term interests of the Corporation's shareholders by linking a significant portion of their compensation directly to stock price growth or decline.

         In furtherance of such purpose, the Compensation Committee generally makes annual grants to executive officers of stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest and generally become exercisable at the rate of 20% per year and as such will become 100% vested after 5 years. The Compensation Committee has adopted option grant guidelines to reflect competitive practices of other similarly situated financial institutions. These guidelines, implemented by the Compensation Committee with the assistance of the Corporation's outside compensation consultants, employ a modified Black-Scholes option valuation model to estimate the present value of long-term incentive compensation for corresponding executive positions at similarly situated and performing financial institutions. A similar analysis is performed to determine the comparative value of an option to be awarded. Based upon this information and other information concerning compensation practices within the financial services industry, an appropriate participation rate is assigned and reassessed annually for each of the executive officers in the Plan. The option grant size for each executive officer is then determined by dividing the product of the plan participant's base salary and plan participation rate by the derived fair market value of an option to be awarded under the Plan, subject to being increased or decreased by the Compensation Committee based upon its evaluation of the officer's individual performance during the prior year.

         Chief Executive Officer Long Term Compensation. Mr. Hartman received an option grant from the Committee in the amount of 225,000 shares during 2003 as provided in his amended employment contract. The Committee noted that the formula discussed above would have resulted in a similar grant amount.

         Deductibility of Executive Compensation. Section 162(m) of the Code restricts the deductibility of executive compensation paid to the Corporation's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The Plan and its predecessor plans contain a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Plan and its predecessor plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.

         The Compensation Committee does not believe that other components of the Corporation's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

                                            KENDALL B. WILLIAMS, CHAIRMAN

                                            BENJAMIN W. LAIRD, VICE CHAIRMAN

                                            LAWRENCE O. ERICKSON

                                            STEPHEN J. LAZAROFF

SHAREHOLDER RETURN

         Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the past five years compared with the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index. Such presentation assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested.


                            Cumulative Total Returns
                       Five Years Ended December 31, 2003
                                Value At Year End



                                  [LINE GRAPH]


                          Citizens         KBW 50          S&P 500
            1998            $100            $100            $100
            1999            $ 69            $ 96            $121
            2000            $ 93            $116            $110
            2001            $110            $111            $ 97
            2002            $ 86            $103            $ 76
            2003            $118            $138            $ 97

COMPENSATION COMMITTEE INTERLOCKS AND CERTAIN TRANSACTIONS AND RELATIONSHIPS

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Messrs. Lawrence O. Erickson, Benjamin W. Laird, Stephen J. Lazaroff and Kendall B. Williams served on the Compensation Committee throughout the last completed fiscal year. None of these individuals are or have been employees of the Corporation and none have had any transactions with the Corporation requiring disclosure in this proxy statement.

         OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS. During 2003, the banking subsidiaries of the Corporation had, and expect to have in the future, banking transactions, in the ordinary course of business, with directors, officers and their associates. These transactions were made on substantially the same terms, including interest rate charges and collateral requirements, as comparable transactions made with unrelated parties prevailing at the time of such transactions and did not involve more than the normal risk of collectability or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10% of the Common Stock (collectively, the "Reporting Persons") are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Corporation is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Commission, all required reports of Reporting Persons have been timely filed with the Commission for 2003.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

GENERAL

         In 2003, Ernst & Young LLP ("E&Y") performed audit and audit related services for the Corporation and its subsidiaries which included examination of the consolidated financial statements of the Corporation, and consultation with the Corporation and its subsidiaries on accounting and reporting matters. The Audit Committee has appointed E&Y as independent auditors for 2004. Representatives of E&Y will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions that may be asked by shareholders.

FEES

         AUDIT FEES. E&Y billed the Corporation a total of $672,800 and $409,900 during 2003 and 2002, respectively, for professional services in connection with the audit of the Corporation's annual financial statements and the review of the quarterly financial statements during each such year.

         AUDIT RELATED FEES. E&Y billed the Corporation a total of $97,978 and $92,965 during 2003 and 2002, respectively, for assurance and related services that were reasonably related to the performance of the audit and review of the financial statements, including audits of the Corporation's benefit plans and a report on controls relating to employee benefit plans operated through its wholly owned subsidiary Citizens Bank Wealth Management, N.A.

         TAX FEES. E&Y billed the Corporation a total of $4,975 and $43,784 during 2003 and 2002, respectively, for tax compliance, tax advice and tax planning services.

         ALL OTHER FEES. E&Y billed the Corporation a total of $28,890 and $893,920 for other services rendered during 2003 and 2002, respectively. The 2003 fees related primarily to cash management software usage and litigation advisory services. The 2002 fees related primarily to the outsourcing of the internal audit function which services terminated as of December 31, 2002.

         Although the Corporation has not to date developed a formal process for pre-approval of audit and non-audit services provided by E&Y, it is the policy of the Corporation that the audit committee of the board of directors approve in advance all audit services and permissible non-audit services provided by the Corporation's independent auditors.

                       SHAREHOLDER PROPOSALS AND NOMINEES

SHAREHOLDER PROPOSALS

         Any proposal by a shareholder of the Corporation to be considered for inclusion in the proxy statement for the 2005 annual meeting must be received by Thomas W. Gallagher, the secretary of the Corporation, by the close of business on November 15, 2004. In addition to applicable rules of the Commission for inclusion of shareholder proposals in the Corporation's proxy statement, the Corporation's bylaws provide that, in order for a shareholder proposal to be properly brought before the annual meeting, written notice of such proposal must be given by the shareholder to the secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid, not later than 90 days in advance of such meeting. If the annual meeting date has been advanced to a date earlier than the last Thursday in January, then in order to be brought properly before the annual meeting, notice of such proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in the Corporation's bylaws. The Corporation also expects the persons named as proxies for the 2005 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Corporation with written notice of such proposal during the period provided in the Corporation's bylaws.

NOMINEES

         Shareholders proposing director nominees at any annual meeting of shareholders must provide written notice of such intention, along with certain information regarding the proponent and the nominees as provided in the bylaws, to the secretary of the Corporation at least 90 days prior to an annual shareholders meeting for which such nominations are proposed. If the annual meeting date has been advanced to a date earlier than the last Thursday in January then notice of such intention must be given within 10 days after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the corporate governance and nominating committee. The corporate governance and nominating committee policy is to review the qualifications of candidates submitted for nomination by shareholders and evaluate them using the same criteria used to evaluate candidates submitted by the board for nomination.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Although the Corporation has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that its informal process, in which any communication sent to the board of directors either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, has served the board's and the Corporation's shareholders' needs.

         In view of recently adopted Commission disclosure requirements related to this issue, the corporate governance and nominating committee is developing more specific procedures. Until any other procedures are developed and posted on the Corporate Governance page in the Investor Relations section of the Corporation's website at www.citizensonline.com, any communication to the board of directors may be mailed to the board, in care of the Secretary of the Corporation, at 328 South Saginaw Street, Flint, Michigan 48502. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Secretary of the Corporation will make copies of all such communications and circulate them to the appropriate director or directors.


                                  OTHER MATTERS

         The board of directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                           CITIZENS BANKING CORPORATION

                                           /s/ Thomas W. Gallagher
                                           Thomas W. Gallagher
                                           General Counsel and Secretary


Flint, Michigan
March 16, 2004

                                                                      APPENDIX A


                          CITIZENS BANKING CORPORATION
                             AUDIT COMMITTEE CHARTER


Organization

         This charter governs the operations of the audit committee (the "Committee") of Citizens Banking Corporation (the "Company"). The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Company's board of directors for any proposed amendments to this charter. The Committee shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom shall be determined to be an "independent director" pursuant to the applicable rules of The Nasdaq Stock Market and the U.S. Securities and Exchange Commission (the "SEC"). All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise based on past employment experience, professional certification in accounting or any other comparable experience or background. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Statement of Policy

         The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, regulatory agencies and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal, compliance and ethics programs as established by management and the board of directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal responsibilities and the recurring processes of the Committee in carrying out its responsibilities. The responsibilities and processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

         o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board of directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors, and to approve in advance all audit services and permissible non-audit services (other than de minimus non-audit services as defined under SEC rules) provided by the independent auditors. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors.

         o The Committee shall ensure that the independent auditors prepare and deliver annually to the Committee a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard No. 1; actively engage in dialogue with the independent auditors with respect to all relationships or services disclosed in the Statement that may impact the independent auditors' objectivity and independence; and take, or recommend that the board of directors take, appropriate action to satisfy itself of the independent auditors' independence.

         o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

         o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

         o The Committee has been designated by the board of directors as the Qualified Legal Compliance Committee of the Company. In this capacity, the Committee has the authority to: (i) receive reports of evidence of a material violation by the Company or any of its officers, directors, employees or agents, of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or similar material violation of any U.S. federal or state law; (ii) inform the Company's chief legal officer and chief executive officer of any report of evidence of a material violation; (iii) determine whether an investigation is necessary, and if so, to notify the board of directors, initiate an investigation, and retain additional expert personnel as necessary; (iv) at the conclusion of any such investigation, recommend implementation of an "appropriate response" (as defined by rule or regulation of the SEC) and inform the chief legal officer and chief executive officer of the results of such investigation and the appropriate remedial measures to be adopted; and (v) take all other appropriate action, including notifying the SEC if the Company fails to implement an appropriate response recommended by the Committee

         o The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company or the Committee regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

         The Committee shall also have the following general responsibilities:

         o Review and approve any related-party transactions required to be disclosed in the Company's annual proxy statement pursuant to Item 404 of SEC Regulation S-K.

         o Prepare, or assist in the preparation of, the report of the Committee required by the SEC for inclusion in the proxy statement.

         o Oversee compliance with the requirements of the SEC for disclosure of auditors' services and Committee members, member qualifications and activities.

         o Determine appropriate compensation for (i) any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and (ii) any independent counsel or advisors employed by the Committee. The Company shall provide appropriate funding, as determined by the Committee, for payment of such compensation as well as for the ordinary expenses of the Committee that are necessary or appropriate in carrying out its duties.

                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                    CITIZENS BANKING CORPORATION

                                                           APRIL 22, 2004

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.

                             \/ Please detach along perforated line and mail in the envelope provided.\/


------------------------------------------------------------------------------------------------------------------------------------
                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
                                  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                    PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
------------------------------------------------------------------------------------------------------------------------------------

1. Election of Class III Directors to serve a three year term and Class II
   Director to serve a two year term:                                                 The undersigned acknowledges receipt
                                                                                      of the notice of annual meeting of
                        NOMINEES:                                                     shareholders and the proxy statement
/ / FOR ALL NOMINEES    ( )    Richard J. Dolinski    (Class III - three year term)   dated March 16, 2004 and ratifies all
                        ( )    William R. Hartman     (Class III - three year term)   that the proxies or either of them or
/ / WITHHOLD AUTHORITY  ( )    Stephen J. Lazaroff    (Class III - three year term)   their substitutes may lawfully do or
    FOR ALL NOMINEES    ( )    Kendall B. Williams    (Class III - three year term)   cause to be done by virtue hereof and
                        ( )    William C. Shedd       (Class II - two year term)      revokes all former proxies.
/ / FOR ALL EXCEPT
    (See instructions below)







INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      / /
changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Shareholder                            Date:           Signature of Shareholder                            Date:
                         -------------------------       ---------                          -------------------------        -------
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Map to Annual Meeting:

           Holiday Inn Gateway Centre
           US 23/Hill Road
           Flint, Michigan 48507
           (Park in Rear For Conference Centre)

           [MAP TO ANNUAL MEETING]      -    FROM NORTH: I-75 South to South
                                             U.S. 23. Exit Hill Road (East).

                                        -    FROM EAST AND WEST: I-69 to I-75
                                             South to U.S. 23 South. Exit Hill
                                             Road (East).

                                        -    FROM WEST: I-94 to U.S. 23 North.
                                             Exit Hill Road (East).

                                        -    FROM SOUTH: I-75 North to I-475
                                             North to Hill Road (West). Exit
                                             Hill Road west (left)



                          CITIZENS BANKING CORPORATION

                                 APRIL 22, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Citizens Banking Corporation (the "Corporation") hereby appoints Joseph P. Day and Lawrence O. Erickson, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Thursday, April 22, 2004 at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated March 16, 2004 is unable to serve or, for good cause, will not serve. UNLESS A CONTRARY INSTRUCTION IS PROVIDED, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR EACH NOMINEE NAMED ON THE REVERSE SIDE OF THIS PROXY.

For participants in the Corporation's Amended and Restated Section 401(k) Plan ("Plan"), this card also provides voting instructions to the trustee under the plan for the undersigned's allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                    CITIZENS BANKING CORPORATION

                                                           APRIL 22, 2004

                                                      PROXY VOTING INSTRUCTIONS

        MAIL - Date, sign and mail your proxy
        card in the envelope provided as soon as                                        ----------------------------------
        possible.                                                                       COMPANY NUMBER
                         - OR -                                                         ----------------------------------
        TELEPHONE - Call toll-free 1-800-PROXIES                                        ACCOUNT NUMBER
        from any touch-tone telephone and follow                                        ----------------------------------
        the instructions. Have your proxy card
        available when you call.                                                        ----------------------------------
                         - OR -
        INTERNET - Access "WWW.VOTEPROXY.COM"
        and follow the on-screen instructions.
        Have your proxy card available when you
        access the web page.




  \/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

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                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/
------------------------------------------------------------------------------------------------------------------------------------

1.   Election of Class III Directors to serve a three year term and Class II
     Director to serve a two year term:                                         The undersigned acknowledges receipt of the notice
                                                                                of annual meeting of shareholders and the proxy
                       NOMINEES:                                                statement dated March 16, 2004 and ratifies all
/ /FOR ALL NOMINEES    ( )  Richard J. Dolinski  (Class III - three year term)  that the proxies or either of them or their
                       ( )  William R. Hartman   (Class III - three year term)  substitutes may lawfully do or cause to be done by
/ / WITHHOLD AUTHORITY ( )  Stephen J. Lazaroff  (Class III - three year term)  virtue hereof and revokes all former proxies.
    FOR ALL NOMINEES   ( )  Kendall B. Williams  (Class III - three year term)
                       ( )  William C. Shedd     (Class II - two year term)
/ / FOR ALL EXCEPT
    (See instructions below)





INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      / /
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                            Date:           Signature of Shareholder                            Date:
                         -------------------------       ---------                          -------------------------        -------









NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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